                                   Exhibit 15





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sirs:


We are aware that our report dated April 26, 2000 on our review of interim financial information of Acme Metals Incorporated (the "Company") as of and for the period ended March 26, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-17235, 33-19437 and 33-30841) and in its Registration Statements on From S-8 (Nos. 33-38747 and 33-59627).

Very truly yours,



/s/ PricewaterhouseCoopers LLP
---------------------------------
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 26, 2000